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                                                                Exhibit 2.g.

                         INVESTMENT ADVISORY AGREEMENT


                 INVESTMENT ADVISORY AGREEMENT (the "Agreement") made this ____ day of November, 1996, by and between BRANTLEY CAPITAL CORPORATION, a Maryland corporation (the "Company"), and BRANTLEY CAPITAL MANAGEMENT, LTD., a Delaware corporation (the "Adviser").

                 WHEREAS, the Company is a newly organized, non-diversified closed-end management investment company that has elected status as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the shares of common stock of the Company ("Common Stock") of which are registered under the Securities Act of 1933, as amended;

                 WHEREAS, the Company is authorized to issue shares of Common Stock representing the interests in the assets of the Company;

                 WHEREAS, the Adviser is an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

                 WHEREAS, the Company desires at this time to retain the Adviser to render investment advisory and management services to the Company, and the Adviser is willing to render such services;

                 NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, it is agreed by and between the parties hereto as follows:

                 1. Appointment. The Company hereby appoints the Adviser to act as investment adviser of the Company for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                 2. Investment Duties. Subject to the supervision of the Company's board of directors (the "Board of Directors"), the Adviser will provide a continuous investment program for the Company and will determine from time to time what securities and other investments will be purchased, retained, or sold by the Company. Subject to investment policies and guidelines established by the Board of Directors, the Adviser will identify, evaluate, and structure the investments to be made by the Company, arrange debt financing for the Company, provide portfolio management and servicing of securities held in the Company's portfolio, and administer the Company's day-to-day affairs.

                 3. Administrative Oversight Duties. The Adviser will be responsible for overseeing administration of the affairs of the Company subject to the supervision of the Board of Directors and the following understandings:
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                 (a)      The Adviser will supervise all aspects of the
         operations of the Company, including oversight of transfer agency, custodial, administrative and accounting services; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

                 (b) The Adviser will oversee, but not pay for, the administrator's responsibilities with respect to the periodic preparation, updating, filing and dissemination (as required) of the Company's registration statement under the Securities Exchange Act of 1934, as amended, proxy material, tax returns, and required reports to the Company's stockholders and the Securities and Exchange Commission (the "Commission") and other appropriate federal or state regulatory authorities.

                 (c) The Adviser will oversee the administrator's responsibilities with respect to the maintenance of all books and records of the Company and the furnishing to the Board of Directors of such periodic and special reports as the Board of Directors reasonably may request. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Adviser hereby agrees that any records which it maintains for the Company are the property of the Company, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records which it maintains for the Company and which are required to be maintained by Rule 31a-1 under the Investment Company Act, and further agrees to surrender promptly to the Company any records which it maintains for the Company upon request by the Company.

                 (d) All cash, securities, and other assets of the Company will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the Investment Company Act and the rules thereunder; the authority of the Adviser to instruct the Company's custodians to deliver and receive such cash, securities, and other assets on behalf of the Company will be governed by a custodian agreement between the Company and each such custodian, and by resolution of the Board of Directors.

                 4. Use of Sub-Investment Adviser. The Adviser may, subject to the approvals required under the Investment Company Act, employ a sub-investment adviser to assist the Adviser in the performance of its duties under this Agreement. Such use does not relieve the Adviser of any duty or liability it would otherwise have under this Agreement. Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between the Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of the Adviser.

                 5. Further Duties. In all matters relating to the performance of this Agreement, the Adviser will act in conformity with the Articles of Incorporation and Bylaws of the Company and with the instructions and directions of the Board of Directors and will






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comply with the requirements of the Investment Company Act, the rules thereunder, and all other applicable federal and state laws and regulations.

                 6. Services Not Exclusive. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer, agent or employee of the Adviser, who may also be a director, officer, agent or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature.

                 7.       Expenses.

                 (a) The Company will pay all expenses (including without limitation accounting, legal, printing, clerical, filing, and other expenses) incurred by the Company, the Adviser or its affiliates on behalf of the Company in connection with the organization of the Company and the initial offering of its shares of Common Stock (the "Offering"); provided, however, that the Company shall have no responsibility for any commissions or other fees paid to the Underwriters in connection with the Offering or any borrowings incurred by the Adviser in connection therewith. Except as otherwise expressly provided for in Section 7(b) of this Agreement, during the term of this Agreement the Company will bear all of its expenses incurred in its operations including but not limited to the following:
         (i) brokerage and commission expense and other transaction costs incident to the acquisition and dispositions of investments, (ii) federal, state, and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Company, (iii) interest charges and other fees in connection with borrowings by the Company,
         (iv) fees and expenses payable to the Commission and any fees and expenses of state securities regulatory authorities, (v) expenses of printing and distributing reports and notices to stockholders, (vi) costs of proxy solicitation, (vii) costs of meetings of stockholders and the Board of Directors, (viii) charges and expenses of the Company's custodian, administrator, transfer and dividend disbursing agent, and Company accountant, (ix) compensation and expenses of the Company's directors who are not interested persons of the Company or the Adviser, and of any of the Company's officers who are not interested persons of the Adviser, and expenses of all directors in attending meetings of the Board of Directors or stockholders, (x) legal and auditing expenses, including expenses incident to the documentation for, and consummation of, transactions, (xi) costs of certificates representing the shares of Common Stock, (xii) costs of stationery and supplies, (xiii) the costs of membership by the Company in any trade organizations, (xiv) expenses associated with litigation and other extraordinary or non-recurring expenses, (xv) any insurance premiums and (xvi) the costs of providing significant managerial assistance offered to and accepted by the recipient of Company investments.





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                 (b)      The expenses to be borne by the Adviser are limited
         to the following: (i) all costs and fees incident to the selection and investigation of prospective Company investments, including associated due diligence expenses such as travel expenses and professional fees (but excluding legal and accounting fees and other costs incident to the closing, documentation, or consummation of such transactions), (ii) the cost of adequate office space for the Company and all necessary office equipment and services, including telephone service, heat, utilities, and similar items, (iii) the costs of providing the Company with such corporate, administrative, and clerical personnel (including directors and officers of the Company who are interested persons of the Adviser and are acting in their respective capacities as directors and officers) as the Board of Directors reasonably deems necessary or advisable to perform the services required to be performed by the Adviser under this Agreement, and (iv) all commissions and other fees payable to the Underwriters in connection with the Offering and all costs and expenses relating to any borrowings by the Adviser incurred in connection therewith.

                 (c) The Company may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Adviser and acknowledged as otherwise payable by the Adviser pursuant to this Agreement, the Company may reduce the fee payable to the Adviser pursuant to Paragraph 8 thereof by such amount. To the extent that such deductions exceed the fee payable to the Adviser on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.

                 (d) The payment or assumption by the Adviser of any expense of the Company that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company on any subsequent occasion.

                 8.       Compensation.

                 (a) For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay to the Adviser an annual management fee of 2.85% of the Company's net assets, determined at the end of each calendar quarter and payable quarterly in arrears.

                 (b) If this Agreement becomes effective or terminates before the end of any fiscal quarter, the annual management fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.

                 (c) If (i) the Adviser, (ii) a director, officer, agent or employee of the Adviser, (iii) a company controlling, controlled by, or under common control with





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         the Adviser, or (iv) a director, officer, agent or employee of any such company receives any compensation from a company whose securities are held in the Company's portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Adviser hereunder shall be reduced by the amount of such fee. If such amounts have not been fully offset at the time of termination of this Agreement, the Adviser shall pay such excess amounts to the Company upon termination.

                 9. Limitation of Liability of Adviser. The Adviser shall not be liable for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its duties under this Agreement. Any person, even though agent of the Adviser, who may be or become a director, officer, agent or employee of the Company shall be deemed, when rendering services to the Company or acting with respect to any business of the Company, to be rendering such service to or acting solely for the Company and not as a director, officer, agent or employee of the Adviser, or one under the control or direction of the Adviser even though paid by it.

                 10.      Duration and Termination.

                 (a) This Agreement shall become effective upon the date hereabove written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of a majority of the Company's outstanding shares of Common Stock.

                 (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of 12 months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (ii) by vote of a majority of the outstanding shares of Common Stock of the Company.

                 (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors or by a vote of a majority of the outstanding shares of Common Stock of the Company on 60 days' written notice to the Adviser or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Company. This Agreement will automatically terminate in the event of its assignment.

                 11. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.





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                 12.      Notice of Filing of Articles of Incorporation.  All
parties hereto are expressly put on notice of the Company's Articles of Incorporation and all amendments thereto, all of which are on file with the State Department of Assessments and Taxation of the State of Maryland, and the limitation of director, officer, agent, employee and stockholder liability contained therein. This Agreement has been executed by and on behalf of the Company by its representatives as such representatives and not individually, and the obligations of the Company hereunder are not binding upon any of the directors, officers, agents, employees or stockholders of the Company individually but are binding upon only the assets and property of the Company.

                 13. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Company's outstanding shares of Common Stock.

                 14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the Investment Company Act, the Investment Company Act shall control.

                 15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "security", and "significant managerial assistance" shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Commission by any rule, regulation, or order. Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation, or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

                 16. Entire Agreement. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.





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                 IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                          BRANTLEY CAPITAL CORPORATION

                                          By:
                                              --------------------------------

                                          Name:
                                                ------------------------------

                                          Title:
                                                 -----------------------------
ATTEST:

------------------------------

Name:
     ------------------------

Title:
      -------------------------



                                          BRANTLEY CAPITAL MANAGEMENT, LTD.

                                          By:
                                              ---------------------------------

                                          Name:
                                                -------------------------------

                                          Title:
                                                 ------------------------------

ATTEST:

------------------------------

Name:
      ------------------------

Title:
       -------------------------





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